BAYWOOD INTERNATIONAL, INC. ACQUIRES
                          NUTRITIONAL SPECIALTIES, INC.

     SCOTTSDALE,  ARIZONA  -  April 9, 2007 - Baywood International, Inc. (OTBB:
BYWD) ("Company") announced today that it has acquired, through its wholly-owned subsidiary, Baywood Acquisition, Inc. ("Baywood"), substantially all of the assets and related liabilities of Nutritional Specialties, Inc./dba LifeTime(R) or LifeTime(R) Vitamins ("LifeTime") (such transaction, the "Acquisition"). The purchase price of LifeTime was $7,600,000 in cash, $1,100,000 of the Company's Common Stock (valued at $.05 per share, or 22,000,000 shares), $700,000 of 8% subordinated seller notes, $600,000 of 8% convertible subordinated seller notes (convertible into Common Stock at $.05 per share), Company warrants ("Warrants") to purchase an aggregate of 700,000 shares of Common Stock at $.05 per share and the assumption of certain liabilities totaling approximately $1,000,000.

     LifeTime is a nutraceutical company that was established in 1988 and specializes in the development, marketing and distribution of its own brands under the LifeTime(R) name. LifeTime's brands currently consist of approximately 370 products that are sold directly to independent and chain health food stores, pharmacies, natural food stores, and other direct-to-consumer channels across the United States. In addition, LifeTime's products are sold internationally through distributors in Canada, Croatia, Turkey, England, Dubai, Holland, Sweden, Portugal and certain parts of Asia. LifeTime had audited sales of $11,900,000 for its fiscal year ended August 31, 2006 and taxable income of $1,250,000. Unaudited sales for calendar 2006 were $12,000,000 and taxable income was $1,500,000. Following the Acquisition, the Company intends to operate LifeTime as a separate subsidiary, based at its current location in Orange, California. Mr. Tom Pinkowski, LifeTime's current President and 1/3 owner, will be the President of the LifeTime subsidiary and a Vice President of the Company and will continue to execute the business plan of LifeTime following the Acquisition.

     "LifeTime has enjoyed a very strong relationship amongst retailers for almost 20 years. This transaction was driven by our desire to partner with a complementary company that shares our vision to continue the momentum and strength of an established brand such as LifeTime in our rapidly growing industry," stated Neil Reithinger, President & C.E.O. of the Company. "By coupling LifeTime's existing strengths with a new dynamic sales and marketing focus, we hope to build a preeminent brand within the nutraceutical industry. The needed organizational flexibility and financial backing to execute this vision is what made Baywood a natural fit with LifeTime," Reithinger stated further.

     "We at LifeTime Vitamins are excited about this new transition and the potential growth for our company. With 30 years' experience in this industry, my goal is to grow LifeTime to the next level, and stay mindful of keeping the core of our company intact. I believe that our relationship and support should go beyond the retailer and needs to continue through our sales and marketing force and protecting the integrity of our original vision," stated Tom Pinkowski, President of LifeTime. "Along with the resources from this acquisition, I believe that the experience of our new partners is very exciting and it will allow LifeTime to move forward in a very dynamic way. We look forward to entering into an exciting new growth phase with Baywood."


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     In  connection  with  the  Acquisition,  the Company raised an aggregate of
$10,215,000, including (i) $5,215,000 in an offering of Units with each Unit consisting of 5,000 shares of Series I 8% Convertible Preferred Stock ("Convertible Preferred Stock"), convertible into 1,250,000 shares of Common Stock at $.04 per share, and a Warrant (the "Investor Warrants") to purchase 250,000 shares of Common Stock at an exercise price of $.02 per share (the "Offering") to a group of accredited investors, (ii) the issuance of 10% subordinated Notes in an aggregate principal amount of $1,000,000 (the "10% Notes"), (iii) the issuance of a 12% subordinated Bridge Note in the principal amount of $2,000,000 (the "12% Bridge Note"), and (iv) bank financing in an aggregate principal amount of $2,000,000 ("Bank Financing"). As part of the Offering $300,000 of outstanding indebtedness of the Company was converted into Units. Northeast Securities, Inc. acted as financial advisor on the transaction. The sale of the Units, 10% Notes and 12% Bridge Note was conducted through Northeast Securities, Inc. as the exclusive placement agent (the
"Placement Agent"). The purchasers of the 10% Notes were issued warrants to purchase 10,000,000 shares of Common Stock (the "10% Note Warrants"), at an exercise price of $.02 per share, and the purchaser of the 12% 2007 Bridge Note was issued warrants to purchase 4,000,000 shares of Common Stock at an exercise price of $.05 per share (the "12% Bridge Note Warrants" and, together with the 10% Warrants, collectively the "Additional Warrants"). The Company also issued to the Placement Agent warrants to purchase 18,483,750 shares of Common Stock, at an exercise price of $.04 per share (the "Placement Agent Warrants").

     The Offering is continuing and the Company may sell a maximum of $7,500,000 or 150 Units. The Placement Agent and the Company reserve the right to increase this amount by an additional $2,000,000 (40 Units), or a total of 190 Units. The Offering has been extended through September 30, 2007, unless earlier terminated by the Company and the Placement Agent. The Bank Financing was obtained through Vineyard Bank, N.A. and consists of a $1,500,000 9.75% three-year secured term loan and a $500,000 9.25% two-year secured revolving line of credit to the Company.

     Prior to the Offering the Company had approximately 42,700,000 shares of Common Stock outstanding. Assuming the maximum number of 150 Units is sold in the Offering, the Company will have outstanding 750,000 shares of Convertible Preferred Stock and an additional 37,500,000 Investor Warrants at an exercise price of $.02. Assuming conversion of all Preferred Stock and convertible notes and exercise of all Warrants, Investor Warrants, Additional Warrants and Placement Agent Warrants, the Company will have an additional 292,183,750 shares of Common Stock outstanding. Based on the foregoing, and assuming the exercise of all other outstanding options and warrants and the conversion of other series of preferred stock, the Company would have outstanding on a fully diluted basis a total of approximately 390,000,000 shares of Common Stock.

     The Company has agreed to file within 60 days a registration statement with the Securities and Exchange Commission with respect to the resale of the Convertible Preferred Stock, Investor Warrants, Additional Warrants, Placement Agent Warrants and the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and the exercise of the Investor Warrants, Additional Warrants and Placement Agent Warrants. If the registration


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statement  is  declared effective, the Common Stock, Convertible Preferred Stock and  Warrants  will constitute three separate trading securities of the Company.

     Unaudited 2006 sales of the Company were $1,100,000 and its operating loss was $350,000. Post-acquisition, the Company estimates cost savings in excess of $400,000 through integration of operational and product synergies.

     For more detailed information regarding the Acquisition, Offering, 10% Notes, 12% Bridge Note and Bank Financing, please refer to the Company's filing on Form 8-K to be filed on the SEC's website at www.sec.gov.
                                                           -----------

About  Baywood:

     Baywood International, Inc. (OTC BB: BYWD) is a nutraceutical company specializing in the development, marketing and distribution of its own proprietary brands under the names Baywood PURECHOICE(R), Baywood SOLUTIONS(R) and Complete La Femme(R). The Company's products are distributed through independent and chain health food stores, pharmacies, grocery stores, and other direct-to-consumer channels both internationally and domestically. For more information, call (888) 350-0799, or for more information, visit www.bywd.com.
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     This  press release is for information purposes only and is not intended as an  offer  or solicitation with respect to the purchase or sale of any security.

     This press release may contain forward-looking statements, made in reliance upon Section 21D of the Exchange Act of 1934, which involve known and unknown risks, uncertainties or other factors that could cause actual results to differ materially from the results, performance, or expectations implied by these forward-looking statements. The Company's expectations, among other things, are dependent upon general economic conditions, continued demand for its products, the availability of raw materials, retention of its key management and operating personnel, its ability to integrate the business of Lifetime, need for and availability of additional capital as well as other uncontrollable or unknown factors which are more fully disclosed in the Company's Form 10-KSBs and 10-QSBs on file with the United States Securities and Exchange Commission.

Contact:     Neil Reithinger
             Baywood International, Inc.
             President & C.E.O.
             (480) 951-3956 x 120
             nreithinger@bywd.com